EXHIBIT 99.1
Peakstone Realty Trust Reports
Fourth Quarter and Full Year 2024 Results
- Shift Towards Industrial Continues -
- Focused on Investment in Industrial Outdoor Storage (IOS) Properties; $490mm IOS Portfolio Acquired in Fourth Quarter -
- Divested $317 million of Non-Core Assets in 2024 including all Other Segment Assets -
- Amended and Extended Credit Facility -
- Continued Leasing Success; Significant Volume at Favorable Releasing Spreads -

El Segundo, Calif. (February 20, 2025) - Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust that is focused on owning and operating industrial assets, today announced its financial results for the quarter and full year ended December 31, 2024.

Michael Escalante, CEO commented, “Our previously communicated strategic plan to shift our portfolio more towards industrial is well underway, with our industrial ABR already nearly 40% of our total ABR. Over the course of 2024, we took several very important steps towards advancing our plan. We acquired a substantial industrial outdoor storage (IOS) portfolio, establishing a significant presence in this attractive industrial subsector and further enhancing our growth profile. We strategically divested $317 million of non-core assets including all assets in our Other segment. We secured a sustainable capital structure, supported by the successful amendment and extension of our credit facility. We continued to demonstrate our operational strength with significant leasing activity at favorable releasing spreads. Consistent with our strategy, in 2025, we will continue to divest non-core assets while focusing our investments on IOS properties. While debt increased due to the closing of the IOS portfolio, we remain focused on reducing leverage and will strategically balance debt reduction with targeted IOS investments. As experienced real estate operators with a proven track record, we are confident that refining our portfolio will drive long-term growth and create value for our shareholders."

Fourth Quarter 2024 Highlights
•Revenue of approximately $57.9 million.
•Net income of approximately $13.8 million; net income attributable to common shareholders of approximately $12.7 million, or $0.35 per basic and diluted share.
•Adjusted Funds from Operations (“AFFO”) of $0.65 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $39.0 million .
•Completed 144,100 square feet of leasing at weighted average releasing spreads of 26% (GAAP) and 11% (cash).
•Acquired 51 industrial outdoor storage (IOS) properties for $490.0 million (the “IOS Portfolio”).
•Sold all remaining assets in the Other Segment (10 properties) for approximately $189.5 million.
•Paid a dividend of $0.225 per common share.

Full Year 2024 Highlights
•Revenue of approximately $228.1 million.
•Net loss of approximately $(11.4) million; net loss attributable to common shareholders of approximately $(10.4) million, or $(0.30) per basic and diluted share.
•AFFO of $2.69 per basic and diluted share/unit.
•Same Store Cash NOI of approximately $154.9 million.
•Completed 837,400 square feet of leasing at weighted average releasing spreads of 32% (GAAP) and 23% (cash).
•Sold 19 properties for approximately $317.4 million.
•Increased Industrial segment to 39.1% of portfolio ABR.

Portfolio
As of December 31, 2024, the Company’s portfolio was comprised of 103 properties, consisting of 97 operating properties and six redevelopment properties (those designated for redevelopment or repositioning) reported in two segments – Industrial and Office.

The Company’s operating portfolio had the following characteristics:

OPERATING PORTFOLIO
Segment	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	Weighted Average Lease Term (WALT) (in years)	Investment Grade % Based on ABR	Percentage of ABR
Industrial	64	N/A	N/A	5.5	54.9%	39.1%
IOS	45	N/A	99.6%	4.4	47.4%	12.0%
Traditional Industrial	19	100.0%	N/A	6.0	58.2%	27.1%
Office	33	98.7%	N/A	6.9	60.0%	60.9%
Total / Weighted-Average	97	99.5%	99.6%	6.4	58.0%	100.0%

The Company’s redevelopment properties had the following characteristics:

REDEVELOPMENT PROPERTIES
Segment	Number of Properties	Usable Acres
Industrial	6	82

Acquisition Activity
During the fourth quarter, the Company acquired a portfolio of 51 industrial outdoor storage (IOS) properties for $490.0 million in an off-market transaction. The 51-property infill portfolio comprised 45 operating properties totaling 358 usable acres and six redevelopment properties totaling 82 usable acres. These assets are strategically located near major supply chains and population centers. The operating properties are approximately 100% leased to a diverse mix of high-quality, primarily national and regional tenants. The redevelopment properties are anticipated to stabilize 12 to 36 months from acquisition.

Disposition Activity
The Company eliminated its Other segment by selling 17 Other segment assets throughout the year, including 10 assets sold in the fourth quarter for $189.5 million. During the year, the Company also sold two Office segment assets. Total proceeds for 2024 dispositions were approximately $317.4 million.

Leasing Activity (Operating Portfolio)
During the fourth quarter, the Company completed 144,100 square feet of lease extensions. The lease extensions include:

Office Segment:
•A 31,000-square-foot, 5.2-year lease extension at an office/R&D property in Wake Forest, NC. The extension terms resulted in a 9% GAAP and a 2% cash releasing spread.

Other Segment:
•A 113,100-square-foot, 7.7-year lease extension at an office property in Charlotte, NC. The extension terms resulted in a 30% GAAP and a 14% cash releasing spread. The lease extension facilitated the sale of this asset in the fourth quarter.

For the year ended December 31, 2024, the Company completed 837,400 square feet of new leases and lease extensions, with a weighted average lease term of 4.5 years. This leasing activity resulted in weighted average releasing spreads of 32% (GAAP) and 23% (cash).

Financial Results

Revenue
In the fourth quarter, total revenue was approximately $57.9 million compared to $63.1 million for the same quarter last year. The change in revenue was primarily due to the execution of strategic dispositions.

For the year ended December 31, 2024, total revenue was approximately $228.1 million compared to $254.3 million for the prior year. The change in revenue was primarily due to the execution of strategic dispositions.

Net Income Attributable to Common Shareholders
In the fourth quarter, net income attributable to common shareholders was approximately $12.7 million, or $0.35 per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(19.9) million, or $(0.55) per basic and diluted share, for the same quarter last year.

For the year ended December 31, 2024, net loss attributable to common shareholders was approximately $(10.4) million, or $(0.30) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(557.9) million, or $(15.50) per basic and diluted share, for the prior year.

AFFO
In the fourth quarter, AFFO was approximately $25.6 million, or $0.65 per basic and diluted share/unit, compared to $31.7 million, or $0.80 per basic and diluted share/unit, for the same quarter last year.

For the year ended December 31, 2024, AFFO was approximately $106.6 million, or $2.69 per basic and diluted share/unit, compared to $118.1 million, or $2.99 per basic and diluted share/unit, for the prior year.

Same Store Cash NOI
In the fourth quarter, Same Store Cash NOI was approximately $39.0 million compared to $38.8 million for the same quarter last year.

For the year ended December 31, 2024, Same Store Cash NOI was approximately $154.9 million compared to $153.1 million for the prior year.

Balance Sheet
Below is a table showing select balance sheet metrics as of December 31, 2024.

Metric ($ in millions, unless otherwise noted)	Balance Sheet As of December 31, 2024
Total Debt	$1,360.3
Cash and Cash Equivalents	$146.5
Net Debt	$1,213.8
Available Capacity	$82.0
Total Liquidity	$228.5
Weighted Average Debt Maturity	3.5 years
Fixed Rate Debt, including Swaps (%)	82%
SOFR Interest Rate Swaps (Wtd. Avg. Rate) (1)	$750mm through 7/1/25 at 1.97%
Total Wtd. Avg. Interest Rate (including Swaps)	4.43%
Net Debt to Normalized EBITDAre	7.5x
(1)Note: The Company previously entered into forward-starting, floating to fixed interest rate swaps with a notional amount of $550.0 million. These swaps become effective July 1, 2025, and mature July 1, 2029 and have the effect of converting SOFR to a weighted average fixed rate of 3.58%.

Dividends
The Board of Trustees approved a dividend for the quarter ended March 31, 2025 in the amount of $0.225 per common share that is payable on April 17, 2025 to holders of record of the Company’s common shares on March 31, 2025.

The Company paid a dividend for the fourth quarter in the amount of $0.225 per common share on January 17, 2025 to holders of record of the Company’s common shares on December 31, 2024.

Fourth Quarter 2024 Earnings Webcast
The Company will host a webcast to present the fourth quarter and full-year 2024 results on Thursday, February 20, 2025 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2025/Fourth-Quarter-2024-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an internally managed real estate investment trust (REIT) currently shifting its portfolio composition towards industrial properties. PKST's objective is to grow its portfolio through investments in the industrial outdoor storage (“IOS”) subsector. The Company's existing portfolio includes high-quality, predominantly single-tenant industrial and office properties located in strategic markets.
Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to repay debt and comply with our obligations under our indebtedness; the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy and land use regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures.
In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this document.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$146,514	$391,802
Restricted cash	7,696	9,208
Real estate:
Land	450,217	231,175
Building and improvements	1,952,742	1,968,314
In-place lease intangible assets	380,599	402,251
Construction in progress	1,017	8,371
Total real estate	2,784,575	2,610,111
Less: accumulated depreciation and amortization	(520,527)	(550,552)
Total real estate, net	2,264,048	2,059,559
Assets held for sale, net	—	49,672
Above-market lease and other intangibles assets, net	28,015	29,690
Deferred rent receivable	60,371	63,272
Deferred leasing costs, net	13,865	19,112
Goodwill	68,373	78,647
Right-of-use assets	32,967	33,736
Interest rate swap asset	15,974	26,942
Other assets	38,409	27,446
Total assets	$2,676,232	$2,789,086
LIABILITIES AND EQUITY
Debt, net	$1,344,619	$1,435,923
Distributions payable	8,477	8,344
Below-market lease and other intangible liabilities, net	46,976	16,023
Lease liability	46,887	46,281
Accrued expenses and other liabilities	77,251	78,802
Total liabilities	$1,524,210	$1,585,373

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,733,327 and 36,304,145 shares outstanding in the aggregate as of December 31, 2024 and December 31, 2023, respectively	37	36
Additional paid-in capital	3,016,804	2,990,085
Cumulative distributions	(1,109,215)	(1,076,000)
Accumulated earnings	(838,279)	(827,854)
Accumulated other comprehensive income	15,874	25,817
Total shareholders’ equity	1,085,221	1,112,084
Noncontrolling interests	66,801	91,629
Total equity	1,152,022	1,203,713
Total liabilities and equity	$2,676,232	$2,789,086

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Rental income	$57,934	$63,058	$228,073	$254,284
Expenses:
Property operating expense	6,138	7,653	26,059	30,903
Property tax expense	4,354	5,079	17,663	21,523
General and administrative expenses	9,056	11,551	36,973	42,962
Corporate operating expenses to related parties	141	178	617	1,154
Depreciation and amortization	25,826	25,373	94,982	112,204
Real estate impairment provision	2,538	12,138	53,313	409,512
Total expenses	48,053	61,972	229,607	618,258
Income before other income (expenses)	9,881	1,086	(1,534)	(363,974)
Other income (expenses):
Interest expense	(15,916)	(16,415)	(62,050)	(65,623)
Other income (expense), net	1,678	5,498	14,482	13,111
Net gain (loss) from disposition of assets	13,123	4,507	38,368	29,164
Gain on extinguishment of debt	10,973	—	10,466	—
Goodwill impairment provision	(5,680)	(16,031)	(10,274)	(16,031)
Transaction expenses	(243)	(412)	(821)	(24,982)
Net loss from investment in unconsolidated entity	—	—	—	(176,767)
Net income (loss)	13,816	(21,767)	(11,363)	(605,102)
Distributions to redeemable preferred shareholders	—	—	—	(2,376)
Preferred units redemption	—	—	—	(4,970)
Net (income) loss attributable to noncontrolling interests	(1,104)	1,878	938	54,555
Net income (loss) attributable to controlling interest	12,712	(19,889)	(10,425)	(557,893)
Distributions to redeemable noncontrolling interests attributable to common shareholders	—	—	—	(36)
Net income (loss) attributable to common shareholders	$12,712	$(19,889)	$(10,425)	$(557,929)
Net income (loss) attributable to common shareholders per share, basic and diluted	$0.35	$(0.55)	$(0.30)	$(15.50)
Weighted average number of common shares outstanding - basic and diluted	36,444,348	36,054,940	36,375,053	35,988,231

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Our reported results are presented in accordance with GAAP. We also disclose Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred dividends. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition or investment-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. We believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results.

By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund the payment of dividends since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$13,816	$(21,767)	$(11,363)	$(605,102)
Adjustments:
Depreciation of building and improvements	17,699	16,330	64,191	72,273
Amortization of leasing costs and intangibles	8,225	9,140	31,179	40,318
Impairment provision, real estate	2,538	12,138	53,313	409,511
Gain (loss) from disposition of assets, net	(13,123)	(4,507)	(38,368)	(29,164)
Equity interest of depreciation of building and improvements - unconsolidated entity	—	—	—	24,623
FFO	$29,155	$11,334	$98,952	$(87,541)
Distribution to redeemable preferred shareholders	—	—	—	(2,376)
Preferred units redemption charge	—	—	—	(4,970)
FFO attributable to common shareholders and noncontrolling interests	$29,155	$11,334	$98,952	$(94,887)
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and noncontrolling interests	$29,155	$11,334	$98,952	$(94,887)
Adjustments:
Revenues in excess of cash received, net	660	(204)	(4,182)	(7,953)
Amortization of share-based compensation	2,059	2,437	7,896	10,063
Deferred rent - ground lease	423	428	1,661	1,724
Unrealized loss (gain) on investments	90	(35)	(377)	17
Amortization of above/(below) market rent, net	(1,332)	(406)	(2,232)	(1,240)
Amortization of debt premium/(discount), net	(36)	133	103	419
Amortization of ground leasehold interests	(98)	(98)	(389)	(389)
Amortization of below tax benefit amortization	377	377	1,498	1,494
Amortization of deferred financing costs	1,206	1,041	4,757	3,632
Amortization of lease inducements	127	—	127	150
Write-off of dead deal costs	28	—	140	115
Gain on extinguishment of debt	(10,973)	—	(10,466)	—
Employee separation expense	299	1,855	358	4,096
Transaction expenses	243	412	821	24,982
Impairment provision, goodwill	5,680	16,031	10,274	16,031
Lease termination and other non-recurring adjustments	(2,339)	—	(2,339)	—
Other income - proration adjustments for dispositions	—	(1,587)	—	(1,587)
Impairment provision, investment in unconsolidated entity	—	—	—	129,334
Write-off of Company's share of accumulated other comprehensive income - unconsolidated entity	—	—	—	(1,226)
Company’s share of amortization of deferred financing costs- unconsolidated entity	—	—	—	31,061
Company’s share of revenues in excess of cash received (straight-line rent) - unconsolidated entity	—	—	—	(2,207)
Company's share of amortization of above/(below) market rent - unconsolidated entity	—	—	—	(532)
Preferred units redemption charge	—	—	—	4,970
AFFO available to common shareholders and noncontrolling interests	$25,569	$31,718	$106,602	$118,067
FFO per share/unit, basic and diluted	$0.74	$0.29	$2.50	$(2.40)
AFFO per share/unit, basic and diluted	$0.65	$0.80	$2.69	$2.99

Weighted-average common shares outstanding - basic and diluted shares	36,444,348	36,054,940	36,375,053	35,988,231
Weighted-average OP Units outstanding (1)	3,164,838	3,482,977	3,202,727	3,472,770
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,609,186	39,537,917	39,577,780	39,461,001
(1)Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, impairment of goodwill, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss, termination income and equity in earnings of any unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss), as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months and full year ended December 31, 2024 and December 31, 2023 (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Total NOI
Net income (loss)	$13,816	$(21,767)	$(11,363)	$(605,102)
General and administrative expenses	9,056	11,551	36,973	42,962
Corporate operating expenses to related parties	141	178	617	1,154
Real estate impairment provision	2,538	12,138	53,313	409,512
Goodwill impairment provision	5,680	16,031	10,274	16,031
Depreciation and amortization	25,826	25,373	94,982	112,204
Interest expense	15,916	16,415	62,050	65,623
Other income (expense), net	(1,678)	(5,498)	(14,482)	(13,111)
Net loss from investment in unconsolidated entity	—	—	—	176,767
Gain from disposition of assets	(13,123)	(4,507)	(38,368)	(29,164)
Gain on extinguishment of debt	(10,973)	—	(10,466)	—
Transaction expenses	243	412	821	24,982
Total NOI	$47,442	$50,326	$184,351	$201,858

Cash NOI Adjustments
Industrial:
Industrial NOI	17,610	12,651	55,678	49,649
Straight-line rents	(1,577)	(69)	(4,931)	(344)
Amortization of acquired lease intangibles	(1,170)	(97)	(1,455)	(384)
Deferred termination income	819	—	819	(24)
Industrial Cash NOI	15,682	12,485	50,111	48,897

Office:
Office NOI	27,549	28,748	109,838	118,439
Straight-line rents	(579)	(595)	(2,690)	(9,046)
Amortization of acquired lease intangibles	(129)	(200)	(515)	(306)
Deferred termination income	1,851	—	1,851	—
Deferred ground lease	421	433	1,701	1,739
Other intangible amortization	377	377	1,498	1,494
Inducement amortization	—	—	—	150
Office Cash NOI	29,490	28,763	111,683	112,470

Other:
Other NOI	2,283	8,927	18,835	33,770
Straight-line rents	147	460	769	1,461
Amortization of acquired lease intangibles	(33)	(108)	(262)	(549)
Deferred termination income	—	—	—	—
Deferred ground lease	2	(5)	(40)	(15)
Other intangible amortization	—	—	—	—
Inducement amortization	127	—	127	—
Other Cash NOI	2,526	9,274	19,429	34,667
Total Cash NOI	$47,698	$50,522	$181,223	$196,034

Same Store Cash NOI Adjustments
Industrial Cash NOI	15,682	12,485	50,111	48,897
Adjustment for acquired properties	(4,105)	—	(4,105)	—
Adjustment for disposed properties	—	—	—	(307)
Industrial Same Store Cash NOI	11,577	12,485	46,006	48,590

Office Cash NOI	29,490	28,763	111,683	112,470
Adjustment for disposed properties	—	(1,486)	(744)	(6,893)
Termination income received	(2,062)	(918)	(2,062)	(918)
Inducement adjustment for non-same store property	—	—	—	(150)
Office Same Store Cash NOI	27,428	26,359	108,877	104,509

Other Cash NOI	2,526	9,274	19,429	34,667
Adjustment for disposed properties	(2,399)	(9,274)	(19,302)	(34,667)
Inducement adjustment for non-same store property	(127)	—	(127)	—
Other Same Store Cash NOI	—	—	—	—
Total Same Store Cash NOI	$39,005	$38,844	$154,883	$153,099

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Investment Grade, Net Debt, Normalized EBITDAre, Occupancy, and WALT Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.
“Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or non-guarantor parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit ratings may not be indicative of the creditworthiness of the Company's tenants.
“Net Debt” is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash).
“Normalized EBITDAre” is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre(as defined by NAREIT), modified to exclude items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.
“Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres.
“WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.